UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2012

Tongli Pharmaceuticals (USA), Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52954	84-1090791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall street, 20th Floor New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212-842-8837)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2012, Mr. Stephen J. Sax, a member of the Board of Directors (“Board”) of Tongli Pharmaceuticals (USA), Inc. (the “Company”), provided the Company with formal written notice of his as a director of the Company, effective as of April 9, 2012. Mr. Sax’s resignation was occasioned by the conclusion of the one-year term of the Independent Director Agreement, dated April 14, 2011, between the Company and Mr. Sax. Mr. Sax’s resignation was due to the expiration of the aforementioned Independent Director Agreement and for personal reasons, and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as a part of this Current Report on Form 8-K:

(c)           Exhibit

17.1 Resignation letter, dated April 9, 2012, of Stephen J. Sax

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2012	TONGLI PHARMACEUTICALS (USA), INC.

	By:	/s/ Mingli Yao
Name: Mingli Yao
Title: Chairman and Chief Executive Officer